--------------------------------------------------------------------------------






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 24, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





--------------------------------------------------------------------------------

Item  8.01  Other Events

On August 24, 2005, Moody's Investors Service (Moody's) downgraded the senior unsecured debt rating of General Motors Acceptance Corporation (GMAC) to Ba1 from Baa2, and the short-term debt rating was downgraded to Not-Prime from Prime-2. The rating outlook remains negative. In addition, Moody's downgraded the long-term rating of Residential Capital Corporation, a wholly owned subsidiary of GMAC, to Baa3 from Baa2, and the short-term debt rating to Prime-3 from Prime-2. The rating outlook is negative. The following are Moody's related press releases.


MOODY'S LOWERS GM'S RATINGS

Approximately $170 Billion of Debt Affected

New York, August 24, 2005 -- Moody's Investors Service lowered the ratings of General Motors Corporation (GM) senior unsecured debt to Ba2 from Baa3, and its short-term rating to Not Prime from Prime-3, and assigned a Ba2 Corporate Family Rating and an SGL-1 speculative grade liquidity rating. Moody's also lowered the ratings of General Motors Acceptance Corporation (GMAC) senior unsecured debt to Ba1 from Baa2, and short-term rating to Not-Prime from Prime-2. The rating outlook for both companies is negative.

The downgrades reflect continuing operating losses in GM's North American automotive operations as well as challenges in restructuring the company to achieve a viable long-term competitive position as a leading global automaker. In Moody's view, a successful restructuring must address the company's high fixed cost burden associated with hourly employee healthcare costs and excess capacity, repositioning GM's product offerings in order to curtail the need for large sales incentives, and additional actions needed to address the competitive weakness of its US supply base, including Delphi Corporation.

Ratings lowered include:

General Motors Corporation and supported entities: senior unsecured debt to Ba2 form Baa3; shelf registration of senior unsecured debt to (P)Ba2 from (P)Baa3, subordinated debt to (P)Ba3 from (P)Ba1, junior subordinated debt to (P)Ba3 from
(P)Ba1, and preferred to (P)B1 from (P)Ba2; VMIG-3 rating to S.G.; and, short-term rating to Not-Prime from Prime-3.

General Motors Acceptance Corporation and supported entities: senior unsecured debt to Ba1 from Baa2; senior unsecured shelf to (P)Ba1 from (P)Baa2; and short-term rating to Not-Prime from Prime-3

Ratings assigned:

General Motors Corporation: corporate family rating, Ba2; and speculative grade liquidity rating, SGL-1.

Moody's estimates that GM's total automotive operating cash flow for 2005 will be in the area of a negative $3 billon. A portion of this negative cash flow relates to a reduction in trade payables in connection with the company's decision to reduce excess inventories as well as unabsorbed fixed charges as production was ramped down. This type of reduction should not recur during 2006.

GM is attempting to address the challenges it is facing through the implementation of a North American recovery plan. This plan includes reducing employment by more than 25,000 during the 2005 to 2008 period, and reinvigoration of product offerings requiring increased reinvestment. The most critical element of the recovery plan is GM's effort to negotiate significant reductions in healthcare costs with the United Auto Workers union (UAW) as GM's large retiree base places the company at a significant competitive cost disadvantage relative to other auto manufacturers.

GM is also contending with the financial and operating difficulties of key components suppliers, including Delphi Corporation. Risks to GM include cash contributions and other economic considerations necessary to enable Delphi to achieve a financial restructuring. Also GM might face operational disruption as a result of a Delphi bankruptcy filing as well as the prospect of having to provide pension and healthcare benefits to certain Delphi employees and retirees under the terms of the agreement reached at the time of the Delphi spin-off.

The SGL-1 speculative grade liquidity rating reflects Moody's expectation that GM's $20 billion cash and short-term VEBA position (June 30, 2005) will provide adequate coverage of cash requirements during the next twelve months. These include the possibility of the negative cash flow the company will likely experience during the remainder of 2005 and early 2006, and approximately $1 billion in maturities of long-term and short-term debt.

The negative outlook reflects the potential for the rating to be further lowered should GM fail to successfully implement its North American recovery plan -- including achieving healthcare cost relief with the UAW and reducing headcount. GM's liquidity provides an important cushion as the company attempts to restructure its operations. Any material erosion in GM's liquidity position would make its rating more vulnerable to the pressures that continue to confront its automotive operations.

The Ba2 rating anticipates that GM will: 1) maintain US market share of approximately 25%; 2) achieve strong market acceptance and sustain healthy price realization for new products including the T900 light truck and SUV series; 3) earn automotive pretax profit in excess of $500 million for 2006; 4) generate at least breakeven automotive operating cash flow before pension, VEBA, GMAC dividends; and 5) maintain gross liquidity (cash and short-term VEBA balances) at or above $20 billion. GMAC, through its continued support for the wholesale and retail financing requirements of GM and through the dividend payment to its parent ($1.5 billion during 2004), is also an important support element in Moody's assessment of GM. The Ba2 rating for GM anticipates that during 2006 GM's metrics, including GMAC's dividend and using Moody's standard adjustments, will approximate the following: EBITA margin exceeding 2%; interest coverage of
1.5 times, and free cash flow to debt in the mid-single digits range.

Factors that could stabilize GM's rating outlook include a return to sustained profitability and free cash flow generation, particularly in its North American operations. This requires successful implementation of its North American recovery plan, including achieving meaningful healthcare cost relief from the UAW. Moreover, the company will need to stem any further erosion of its competitive market position through product enhancements that sustain market share without the need for significant sales incentives.

Factors that could contribute to pressure on the Ba2 rating include: 1) US market share falling below 25%; 2) reduced levels of dividends from GMAC; 3) failing to maintain balance sheet liquidity of about $20 billion; and 4) material negative variance from the credit metrics cited above.

Moody's is maintaining a one rating notch differential between the GMAC and GM long-term ratings. In Moody's view, loss severity for GMAC's creditors would be meaningfully lower than for GM's creditors were the two companies to default on their debt obligations. We believe any potential for increasing the notching distinction relates to widening the difference in probability of default between the two firms. Changing ownership and governance structures could lead to greater notching, though given the significant GM-related concentrations, the potential is probably limited to one additional notch.

Moody's downgrade of GMAC's ratings reflects issues at the GM level that could affect GMAC's condition and performance. For example, Moody's believes that the potential for sustained demand weakness and high sales incentives for GM's autos could ultimately lead to softer residual values, thereby negatively impacting GMAC's credit loss and lease residual realization statistics. Also, though not presently a concern, the quality of dealer finance receivables could be compromised should sales deteriorate to lower levels, pressuring the financial condition of the dealer base. However, in light of the mutual benefits GM and GMAC derive from their association, measured in repeat sales and origination volumes and profit distributions, we believe GM is committed to preserving GMAC's strong franchise value. We therefore do not expect the company to vary from its historical commitment to quality underwriting and risk management practices.

A key intermediate term rating issue for GMAC is its liquidity management. GMAC has demonstrated a forward-thinking approach to managing funding and liquidity challenges, but this task has become more difficult as access to the unsecured markets has declined, leaving fewer financing alternatives for GMAC's less-liquid assets. Funding constraints may define the scale and scope of GMAC's operations should alternative funding sources not become more readily available. Given these issues, maintaining flexibility via an adequate capital cushion is of high importance in Moody's view; deviation from the current trend of moderating leverage would reflect negatively on GMAC's intrinsic credit profile.

Results in GMAC's core auto finance operations are under pressure due to a shrinking asset base and higher borrowing costs. But strong cash flow from portfolio runoff and sizeable cash balances should mitigate near term liquidity pressures, affording the company some time to address funding challenges. GMAC's mortgage and insurance units have performed admirably, though dwindling refinance volumes associated with stabilizing mortgage rates could result in a reversal of earnings momentum. Cost management will be a key to sustaining profitability metrics as the company deals with the consequences of moderating earning asset levels and higher cost of funds.

General Motors Corporation, headquartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the worlds largest non-bank financial institutions.


MOODY'S DOWNGRADES RESIDENTIAL CAPITAL'S SENIOR DEBT TO Baa3; RATING OUTLOOK IS NEGATIVE

Approximately $5 Billion in Securities Affected.

New York, August 24, 2005 -- Moody's Investors Service downgraded to Baa3, from Baa2, the long-term debt rating, and to Prime-3, from Prime-2, the short-term debt rating, of Residential Capital Corporation (ResCap). The rating outlook is negative. According to the rating agency, these rating actions reflect the residential real estate finance firm's ownership by, and remaining financial connections with, its 100% parent, GMAC, which provides, via intercompany loans, a substantial amount of its unsecured debt. Moody's believes that these factors link the two firms' ratings, and currently place a cap on ResCap's rating. (GMAC's senior debt rating is Ba1, negative outlook).

The rating downgrade of ResCap is not a result of any change in Moody's views regarding ResCap's intrinsic creditworthiness, which the rating agency deems to be "high Baa" on a stand-alone basis, but rather reflect the ratings of its parent, GMAC, and ultimate parent, GM. Although the residential real estate finance business of ResCap, and auto finance business of GMAC, are separate from an operating perspective, ResCap continues to be substantially dependent on the support of GMAC in regards to its capital structure, though such support should continue to diminish. ResCap is also a wholly owned subsidiary of GMAC. Moody's will continue to monitor ResCap's independent funding initiative as it strives to eliminate its unsecured debt funding from GMAC, and the evolution of a longer track record of consolidated success as a stand-alone firm. ResCap's stated plans to refinance all of its intercompany loans from GMAC reasonably soon, and Moody's confidence that ResCap can and will do so, combined with progress already made, provide Moody's with sufficient grounds to establish a single rating notch differential for ResCap vis-a-vis GMAC. The negative rating outlook on ResCap reflects the negative rating outlook of GMAC, and the progress that ResCap has yet to make in its refinancing of intercompany debt. A stable rating outlook for ResCap would reflect both a stable rating outlook for GMAC, and success in eliminating the real estate finance firm's intercompany borrowings.

Moody's Baa3 senior debt rating reflects ResCap's firm position among the top ten mortgage firms in the USA, a position Moody's expects will be maintained, if not enhanced. The rating also reflects ResCap's sound asset quality and limited exposure to mortgage servicing rights (MSRs) and good financial sophistication and controls. The firm's operational performance has been sound, with diverse sources of revenue and operating income, a record the rating agency expects will also be at least maintained. While Moody's is optimistic that ResCap's independent funding and one-firm risk management and control systems will fare well, these initiatives are yet in their early stages, and ResCap needs to demonstrate a longer track record of consolidated success as a stand-alone firm. Moody's also notes that major competitors have stronger leadership positions and are more diversified and better capitalized. To date, Moody's believes the risk control track record of the firm's operating units has been good. ResCap's ownership by GMAC is also an important rating factor.

Moody's Prime-3 rating on ResCap's 364-day revolving credit facility recognizes that ResCap funds its mortgage origination activities with short-term and mostly secured borrowing facilities. ResCap's inventories of conventional and government-related mortgages enjoy a deep financing market, and tend to be held in production pipelines for short holding periods; these are positive factors for ResCap's liquidity and funding capacity. ResCap has various types of secured debt structures, with appropriate levels of collateral, that provide funding support for its conforming, and diverse other, mortgage assets. Moody's believes that these facilities, collateral and supporting management systems provide adequate liquidity support. ResCap continues to enjoy strong access to the securitization market, and is a leader in non-agency securitizations.

Factors that would result in an upgrade for ResCap's stand-alone creditworthiness include a better-developed track record of operating independently of GMAC as it relates to financial and capital management, as well as operations and risk controls. In addition, assuming that the balance sheet and business mix complexion do not change, a material build-up in common equity and long-term debt resulting in much decreased reliance on short-term debt for funding will be required for an upgrade of its stand-alone creditworthiness. The common equity component should increase around 50% above current levels, while long-term debt should increase even more substantially in order to more fully stabilize the firm's funding structure and support its liquidity. These leverage and funding-risk issues are key for an improvement in ResCap's stand-alone creditworthiness. A strengthening of market share in mortgage origination and servicing, and a deepening in franchise in ResCap's newer, often smaller businesses, would also be a distinct plus. ResCap's rating continues to be linked to that of its parent, GMAC, even if all intercompany borrowing arrangements are severed. An action regarding GMAC's ratings could likely result in a similar action with ResCap's ratings. Two consecutive quarterly operating losses, any deterioration in capital or increase in risk-adjusted leverage, or a tumble in market share to below the top ten US residential mortgage originators and servicers would likely cause a diminution of ResCap's stand-alone creditworthiness, and perhaps its rating. A material shift towards higher risk products would also negatively affect ResCap.

The following ratings were downgraded, with a negative outlook:

Residential Capital Corporation -- $750 million 364-day guaranteed revolving credit facility to Prime-3, from Prime-2

Residential Capital Corporation -- $1 billion floating-rate notes due 2007, $2.5 billion notes due 2010, and $500 million notes due 2015, to Baa3, from Baa2

Moody's last rating action on ResCap took place on July 7, 2005, when the ratings were placed under review.

Residential Capital Corporation is a real estate finance company based in Minneapolis, Minnesota, USA. It is a leading originator of residential mortgages in the USA and has mortgage banking operations in Europe, Mexico and Canada as well. At 30 June, 2005, ResCap reported $7.1 billion in book equity and $99 billion in book assets. It is a wholly owned subsidiary of General Motors Acceptance Corporation (GMAC), in turn a subsidiary of General Motors Corporation [NYSE: GM].

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        August 25, 2005        /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        August 25, 2005        /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller